UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTIONS 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 14, 2014

ENTEGRIS, INC.

(Exact name of registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

001-32598	41-1941551
(Commission File Number)	(I.R.S. Employer Identification No.)

129 Concord Road, Billerica, MA	01821
(Address of principal executive offices)	(Zip Code)

(978) 436-6500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 4, 2014, the registrant issued a press release to announce financial results for the fourth quarter of 2013 and the year ended December 31, 2013. In the press release the registrant reported net income of $23.1 million, or $0.17 per share and non-GAAP earnings of $0.18 per share for the fourth quarter of 2013 and non-GAAP earnings of $0.59 per share for the year ended December 31, 2013.

On February 14, 2014, the management of the registrant determined that the inventory of the company’s Japan manufacturing subsidiary was overvalued as a result of applying an incorrect exchange rate in calculating the inventory value. This resulted in a $2.5 million reduction in consolidated inventory at December 31, 2013. The corresponding change to the income statement resulted in a reduction of $2.5 million of gross profit on the Consolidated Statements of Operations reported in the February 4, 2014 press release and a corresponding reduction in net income to $20.5 million, revised net income per share of $0.15 or a $0.02 reduction, and revised non-GAAP net income per share of $0.16 per share, or a $0.02 reduction, for the fourth quarter of 2013 and revised non-GAAP net income per share of $0.57 per share, or a $0.02 reduction, for the year ended December 31, 2013. Revised Condensed Consolidated Statements of Operations, Revised Condensed Consolidated Balance Sheets, Revised Condensed Consolidated Statements of Cash Flows, Revised Reconciliation of GAAP to Adjusted Operating Income and Adjusted EBITA and Revised Reconciliation of GAAP to Non-GAAP Earnings per Share are attached hereto as Exhibit 99.1.

Non-GAAP Information — The Company’s consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States (GAAP). Adjusted EBITDA and Adjusted Operating Income together with related measures thereof, and non-GAAP EPS, are considered “Non-GAAP financial measures” under the rules and regulations of the Securities and Exchange Commission. These financial measures are provided as a complement to financial measures provided in accordance with GAAP. The registrant provides non-GAAP financial measures in order to better assess and reflect operating performance. Management of the registrant believes the non-GAAP measures help indicate the registrant’s baseline performance before certain gains, losses or other charges that may not be indicative of the registrant’s business or future outlook. The registrant believes these non-GAAP measures will aid investors’ overall understanding of its results by providing a higher degree of transparency for certain expenses and providing a level of disclosure that will help investors understand how the registrant plans and measures its business. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP. The calculations of Adjusted EBITDA margin, Adjusted Operating Income, and non-GAAP EPS are included in Exhibit 99.1 to this report.

In accordance with General Instructions B.2 of Form 8-K, the information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

The information set forth herein will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 7.01. Regulation FD Disclosure.

See the description set forth under Item 2.02 Results of Operations and Financial Condition above which is incorporated by reference into this Item 7.01

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

    Exhibit 99.1                Revised Financial Statements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTEGRIS, INC.

Dated: February 18, 2014	By	/s/ Gregory B. Graves
Gregory B. Graves, Executive Vice President and Chief Financial Officer